Exhibit 23.2 — Consent of Independent Certified Public Accountants
We consent to the incorporation by reference in the following Registration Statements:
(1) Registration Statement (Form S-8 No. 333-63278) pertaining to the Avatar Holdings Inc. Amended and Restated 1997 Incentive and Capital Accumulation Plan, and
(2) Registration Statement (Form S-8 No. 333-147263) pertaining to the Avatar Holdings Inc. Amended and Restated 1997 Incentive and Capital Accumulation Plan;
of our report dated February 16, 2007, with respect to the consolidated financial statements of Ocean Palms, LLC included in this Annual Report (Form 10-K) of Avatar Holdings Inc. for the year ended December 31, 2007.

/s/ Ernst & Young LLP
West Palm Beach, Florida
March 11, 2008